UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2019

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33100	43-2109021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Owens Corning Parkway Toledo, Ohio		43659
(Address of Principal Executive Offices)		(Zip Code)

(419) 248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael McMurray, Senior Vice President and Chief Financial Officer (“CFO”) of Owens Corning (the “Company”), submitted his resignation to the Company on October 10, 2019, in order to pursue another professional opportunity. Mr. McMurray will continue as CFO through October 23, 2019.

On October 14, 2019, the Company announced that Prith Gandhi, age 49, will serve as Interim CFO upon Mr. McMurray’s departure. Mr. Gandhi has served as the Company’s Vice President of Corporate Strategy, Corporate Development, and Financial Planning since November 2014. He was hired by the Company in September 2013 as the Company’s Vice President of Corporate Strategy and Development. Mr. Gandhi has over 25 years of financial experience, including roles for Dover Corporation, Zebra Technologies Corporation and Morgan Stanley.

In connection with his appointment as Interim CFO, Mr. Gandhi will receive a cash retention bonus of $150,000 upon the hiring of a permanent CFO, and a supplemental equity grant of restricted stock units, to be granted in conjunction with his 2020 long-term incentive award, with a supplemental grant value of $200,000 and two-year graded vesting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS CORNING

October 16, 2019	By:	/s/ Ava Harter
Ava Harter Senior Vice President, General Counsel and Secretary